UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 26, 2014 (March 21, 2014)

MOMENTIVE SPECIALTY CHEMICALS INC.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)
614-225-4000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

On March 21, 2014, the Compensation Committee of the Board of Directors of Momentive Specialty Chemicals Inc. (the “Company”) and the Compensation Committee of the Board of Managers of Momentive Performance Materials Holdings LLC, our indirect parent company (“Parent”) approved the 2014 annual incentive compensation plan for the Company (the “2014 IC Plan”). Our named executive officers and other specified members of management are eligible to participate in the 2014 IC Plan.

Under the 2014 IC Plan, named executive officers have the opportunity to earn cash bonus compensation based upon the achievement of certain division and/or Parent performance targets established with respect to the plan. The performance targets are established based on the following performance criteria: EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted to exclude certain non-cash, certain non-recurring expenses and discontinued operations (“Segment EBITDA”), environment, health & safety (“EH&S”) targets which measure severe incident factor (SIF) OSHA recordable injuries and environmental incidents, and cash flow. Targets for Segment EBITDA, EH&S statistics, and cash flow for participants with non-divisional roles are based upon the results of the Parent and its subsidiaries, including our results and the results of Momentive Specialty Chemicals Inc.

The performance criteria for participants are weighted by component. Participants have 60% of their incentive compensation tied to achieving Parent, division, and/or business unit Segment EBITDA targets, 10% (5% SIF OSHA recordable injuries, 5% environmental incidents) tied to the achievement of Parent, division or business unit EH&S goals, and 30% tied to the achievement of Parent or division cash flow targets. Minimum, lower middle, target, upper middle and maximum thresholds were established for the Segment EBITDA performance criteria. Target and maximum thresholds were established for the SIF performance criteria. Minimum, target and maximum thresholds were established for the environmental incidents and cash flow performance criteria.

The payouts for achieving the minimum thresholds are a percentage of the allocated target award for the component (30% for Segment EBITDA and 50% for cash flow and EH&S). The payouts for achieving the maximum thresholds are 175% or 200% of the allocated target award, depending on the executive's position.

Each performance measure under the 2014 IC Plan acts independently such that a payout of one element is possible even if the minimum target threshold for another is not achieved. Any payments under the 2014 IC Plan are subject to the prior approval of audited annual financial results.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOMENTIVE SPECIALTY CHEMICALS INC.

Date:	March 26, 2014	/s/ William H. Carter
William H. Carter
Executive Vice President and Chief Financial Officer